QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

CONTRIBUTION AGREEMENT

by and between

GMH Communities, LP,
a Delaware limited partnership,

and

Corporate Flight Services, Inc.,
GH 353 Associates, Inc.,
LVWD, Ltd.
GMH Capital Partners Asset Services, LP, and
Gary M. Holloway

Dated as of October 18, 2004

        IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

List of Schedules and Exhibits

Schedule 1	—	Legal Descriptions for Each Property
Exhibit A	—	List of Assets and Conveyances
Exhibit B	—	Accredited Investor Questionnaire
Exhibit C	—	List of Assumed Debt
Exhibit D	—	List of Indemnified Agreements
Exhibit E	—	LVWD's Representations and Warranties With Respect to the Reno Property

i

CONTRIBUTION AGREEMENT

        This Contribution Agreement ("Agreement") is entered into as of October 18, 2004 ("Effective Date"), by and between Corporate Flight Services, Inc. ("Flight Services"), GH 353 Associates, Inc. ("353 Inc."), LVWD, Ltd., ("LVWD"), GMH Capital Partners Asset Services, LP ("GMH Cap Partners") and Gary M. Holloway ("Holloway") (Flight Services, 353 Inc., LVWD, GMH Cap Partners and Holloway are collectively referred to herein as "Contributors"), and GMH Communities, LP, a Delaware limited partnership ("Acquiror").

        Background

        A.    Contributors are the owner of the assets and interests in real property (each individually a "Contributor Asset" and collectively, the "Contributor Assets") shown on Exhibit A to this Agreement.

        B.    Acquiror expects to become the operating partnership of the REIT (as hereinafter defined), which has filed a registration statement on Form S-11 (as amended, the "Registration Statement") with the SEC (as hereinafter defined) relating to a proposed initial offering of its common shares of beneficial interest (the "IPO").

        C.    In connection with that certain Contribution Agreement (the "First Contribution Agreement"), dated as of July 27, 2004, by and among Acquiror, Acquiror's general partner and GMH LP LLC, a Delaware limited liability company that is an Affiliate (as defined in Section 1 below) of Holloway, Holloway and certain of his Affiliates caused their interests in certain assets (as more particularly described in the First Contribution Agreement) to be contributed to Acquiror.

        D.    On the terms and conditions set forth in this Agreement, each Contributor wishes to contribute its interests in the Contributor Assets to Acquiror, and Acquiror wishes to accept the Contributor Assets. In addition, the parties wish to memorialize their agreement on certain related matters.

        Agreement

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

1.     Definitions; Usage.

        a.     In addition to the terms defined in the introductory paragraph and Background section of this Agreement, the initially capitalized terms set forth below shall have the following meanings:

          (i)    "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

          (ii)   "Adverse Tax Consequence" has the meaning set forth in Section 6(c)(ii).

          (iii)  "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director or partner of such Person, or (iv) if such Person is an officer, director or partner, any other company for which such Person acts in any such capacity.

          (iv)  "Amendment" has the meaning set forth in Section 3(b).

          (v)   "Assumed Obligations" has the meaning set forth in Section 2(a).

          (vi)  "Claim" means any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries and damages.

          (vii) "Closing" means the consummation of the transactions contemplated by this Agreement.

          (viii) "Closing Date" means the date specified by Acquiror that is within five (5) days after the consummation of the IPO.

          (ix)  "Closing Documents" shall mean all the documents to be executed and delivered by the parties at Closing.

          (x)   "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          (xi)  "Common Shares" means the common shares of beneficial interest of the REIT, $0.001 par value (or such other common shares of beneficial interest of the REIT that are then currently traded on a national securities exchange).

          (xii) "Contribution Consideration" has the meaning set forth in Section 3(a).

          (xiii) "Conversion Shares" has the meaning set forth in Section 3(d).

          (xiv) "Informational Materials" has the meaning set forth in Section 4(a).

          (xv) "Interest Holder(s)" shall mean any direct and indirect partners, shareholders and members of each Contributor.

          (xvi) "Minimum Amount" has the meaning set forth in Section 6(a)(ii).

          (xvii) "Non-Recognition Code Provisions" has the meaning set forth in Section 6(a)(i).

          (xviii) "Non-Taxable Disposition Period" shall mean the five (5) year period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, as such period may be sooner terminated in accordance with Section 6.

          (xix) "OP Unit" means a limited partnership interest in Acquiror.

          (xx) "Partnership Agreement" means the agreement of limited partnership of Acquiror that will take effect upon the reconstitution of Acquiror following the IPO and be in effect on the Closing Date.

          (xxi) "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity and any governmental authority, agency or body.

          (xxii) "Property" shall mean each of (i) the Reno Property, (ii) that certain real property located at and known as 10 Campus Boulevard, Newtown Square, PA, and (iii) the four student housing properties contributed to Acquiror pursuant to the First Contribution Agreement known as "Campus Walk" (Oxford, MS), "Pirate's Cove" (Greenville, NC), "University Walk" (Charlotte, NC), and "Campus Club" (Gainesville, FL). A legal description for each Property is attached to this Agreement as Schedule 1.

          (xxiii) "Registration Rights Agreement" means that certain Registration Rights Agreement, by and between GMH Communities Trust and Contributors.

          (xxiv) "REIT" means GMH Communities Trust, a newly formed, and intended to be publicly traded, Maryland real estate investment trust. The REIT intends to control the sole general partner of Acquiror, and all references in this Agreement to the "REIT GP" means such sole general partner.

          (xxv) "Reno Property" has the meaning set forth in Exhibit A.

          (xxvi) "SEC" means the Securities and Exchange Commission.

          (xxvii) "Securities Act" means the Securities Act of 1933, as amended.

          (xxviii) "Tax-Related Event" has the meaning set forth in Section 6(c)(i).

          (xxix) "Tax-Related Notice" has the meaning set forth in Section 6(c)(i).

        b.     References to this "Agreement" shall mean this Agreement, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified, restated or supplemented, and not to any particular article, section, subsection or clause contained in this Agreement. The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation." Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter gender. The captions of the sections of this Agreement are for convenience only and have no meaning with respect to this Agreement or the rights or obligations of the parties hereto.

2.     Contribution of Contributor Assets; Consulting Arrangement.

        a.     Subject to the terms and conditions hereof, each Contributor shall contribute and convey to Acquiror or its designee, and Acquiror agrees to accept or cause its designee to accept from each Contributor, all of each Contributor's right, title and interest in and to the Contributor Assets owned by it as further detailed on Exhibit A to this Agreement. Acquiror hereby assumes, and agrees to pay, perform and discharge all obligations and liabilities relating to the ownership and operation of the Contributor Assets incurred in the ordinary course of business (the "Assumed Obligations"), including without limitation those obligations and liabilities under the financing documents listed on Exhibit C to this Agreement.

        b.     In addition to the preceding contributions, GMH Cap Partners hereby grants to Acquiror the exclusive right to provide consulting services with respect to the student housing property management contracts held by GMH Cap Partners for: (1) Scott Residence Hall, Omaha, NE, (2) The Artists' Residence, Boston, MA, (3) University Towers, San Diego, CA, (4) College Park—Fontana Hall, Tampa, FL, (5) College Park—Osceola Hall, Tallahassee, FL, and (6) The Commons, Auburn, AL.

3.     Contribution Consideration.

        a.     In consideration of the contribution of the Contributor Assets, Acquiror at the Closing shall issue a number of OP Units to each Contributor evidencing the capital of such Contributor as more specifically provided for in the Partnership Agreement. Such consideration shall be referred to in this Agreement as the "Contribution Consideration." If the determination of the Contribution Consideration is determined to result in a fractional number of OP Units to be delivered to each Contributor, Acquiror shall round that fraction up to the nearest whole number of OP Units.

        b.     The OP Units shall be redeemable for Common Shares or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement. Contributors acknowledge that the OP Units will not be certificated and that, therefore, the issuance of the OP Units shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement in a form mutually agreed upon by the parties, which amendment shall be executed and delivered by the REIT GP at the Closing (the "Amendment"), at which time each Contributor shall be admitted to Acquiror as a limited partner of Acquiror.

        c.     Each Contributor has delivered to Acquiror, or to any other party designated by Acquiror, a completed accredited investor questionnaire in substantially the form set forth of Exhibit B to this Agreement, providing, among other things, information concerning each Contributor's status as an Accredited Investor. At or prior to the Closing Date, each Contributor shall provide or cause to be provided to Acquiror, or to any other party designated by Acquiror, an updated accredited investor questionnaire if requested by Acquiror.

4.     OP Units.

        a.     Each Contributor hereby acknowledges and agrees that the ownership of OP Units by it and its rights and obligations as a limited partner of Acquiror (including the right to transfer, encumber, pledge and exchange OP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in the Partnership Agreement. Contributors acknowledge that Acquiror made available to it, and it has reviewed, prior to the date hereof, (i) the Partnership Agreement, (ii) the charter documents and bylaws of the REIT, and (iii) the Registration Statement as of the date of this Agreement (all such materials, collectively, the "Informational Materials"), and it has otherwise had an opportunity to conduct a due diligence review of the affairs of Acquiror and the REIT and it has been afforded the opportunity to ask questions of, and receive additional information from, representatives of Acquiror and the REIT regarding the business, operations, conditions (financial or otherwise) and the current prospects of Acquiror and the REIT.

        b.     Each Contributor may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the OP Units delivered to it and, if applicable, any Conversion Shares, in strict compliance with the Partnership Agreement, the Registration Rights Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws and the rules of the New York Stock Exchange, in each case as may be applicable. A legend may be placed on the face of the certificates evidencing the Conversion Shares to notify the holder of the restrictions on transfer under applicable federal or state securities laws.

        c.     This Section 4 shall survive the Closing.

5.     Conditions Precedent

        a.    Contributors' Conditions Precedent.    The performance by each Contributor of each of its agreements and obligations under this Agreement, including without limitation the obligation to complete Closing, is conditioned upon the satisfaction (or each Contributor's written waiver) on or prior to the Closing Date of all of the following conditions:

          (i)    Acquiror's Representations and Warranties.    The representations and warranties of Acquiror herein contained shall be true and correct in all material respects on the Effective Date and on the Closing Date as though made on such date.

          (ii)    Acquiror's Performance.    Acquiror shall have performed, observed and complied with all agreements and obligations required by this Agreement to be performed, observed and complied with on its part hereunder, including without limitation delivery of those items required to be delivered by Acquiror pursuant to Section 9.

          (iii)    Consummation of Securities Offering.    The REIT shall have consummated the IPO and contributed the proceeds therefrom to Acquiror, in substantially the manner described in the Registration Statement.

          (iv)    Acquisition of the Reno Property.    As to the Reno Property only, LVWD shall have acquired such Property pursuant to the Reno Agreement.

        b.    Acquiror's Conditions Precedent.    The performance by Acquiror of all of its agreements and obligations under this Agreement, including without limitation the obligation to complete Closing, is conditioned upon the satisfaction (or Acquiror's written waiver) on or prior to the Closing Date of all of the following conditions:

          (i)    Contributors' Representations and Warranties.    The representations and warranties of each Contributor herein contained shall be true and correct in all material respects on the Effective Date and on the Closing Date.

          (ii)    Contributors' Performance.    Each Contributor shall have performed, observed and complied with all agreements and obligations required by this Agreement to be performed, observed and complied with on its part hereunder, including without limitation delivery of those items required to be delivered by each Contributor pursuant to Section 10.

          (iii)    Consummation of Securities Offering.    The REIT shall have consummated the IPO and contributed the proceeds therefrom to Acquiror, in substantially the manner described in the Registration Statement.

          (iv)    Acquisition of the Reno Property.    As to the Reno Property only, LVWD shall have acquired such Property pursuant to the Reno Agreement.

        c.    Failure of a Condition Precedent.    In the event that on or prior to the Closing Date any of the foregoing conditions precedent cannot be satisfied on the Closing Date and each Contributor or Acquiror, as the case may be, is not willing to give a written waiver of such condition precedent, then either any Contributor or Acquiror shall have the right to terminate this Agreement upon written notice of such failure, and this Agreement shall be deemed terminated without any further act of deed of any party.

6.     Partnership Liabilities and Sales of Real Property

        a.    Disposition Obligations.    Subject to this Section 6(a) and the provisions of Section 6(b) hereof, during the Non-Taxable Disposition Period, Acquiror shall:

          (i)    Use its good faith, reasonable and diligent efforts to cause any sale or other voluntary disposition (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of any Property (and all assets received in exchange for such Property in which the REIT or Acquiror has an adjusted tax basis substituted from that of such Property) to qualify for non-recognition of gain under the Code (for example, by means of exchanges contemplated under Code Sections 351, 354, 355, 368, 721, 1031 (but only if there is no "boot") or 1033), in the manner as the Code provides from time to time (the "Non-Recognition Code Provisions"); provided, however, that if Acquiror is unable, after using its good faith, reasonable and diligent efforts, to structure any such sale or other disposition in a manner that qualifies for non-recognition of gain under the Code, then Acquiror shall be free in its sole and absolute discretion, without any liability whatsoever hereunder or otherwise to Holloway or any Affiliate of Holloway, to cause any sale or other voluntary disposition of the Property (and all assets received in exchange for such Property in which the REIT or Acquiror has an adjusted tax basis substituted for that of such Property) in a manner that does not qualify for non-recognition of gain under the Code;

          (ii)   Maintain, on a continuous basis, an amount of indebtedness for which Holloway (including, for this purpose, transferees of Holloway so long as such transferees are identified by notice to Acquiror) bears, or is deemed to bear, the "economic risk of loss" within the meaning of Treasury Regulation Section 1.752-2(a) (including through the use of guarantee arrangements or arrangements providing for the imposition of a deficit restoration obligation on Contributors pursuant to an amendment to the Partnership Agreement) or which is allocated to Contributor pursuant to Treasury Regulation Section 1.752-3(a) equal to Forty Million Dollars ($40,000,000) (the "Minimum Amount");

          (iii)  Use its good faith, reasonable and diligent efforts to avoid a distribution of property that would cause Holloway to recognize income or gain in excess of $250,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737, provided, further, that, if Acquiror is unable, after using its good faith, reasonable and diligent efforts, to structure any disposition of property in a manner that will not cause Holloway to recognize income or gain in excess of $250,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737, then

  Acquiror shall be free in its sole and absolute discretion, without any liability whatsoever hereunder or otherwise to Holloway, to complete disposition of property in a manner that will cause Holloway to recognize income or gain in excess of $250,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737;

          (iv)  As long as Holloway remains as a partner of Acquiror, Acquiror agrees to utilize the "traditional method," without curative allocations (as contemplated for in the Partnership Agreement), of allocating gain and depreciation under Code Section 704(c) for each Property other than the Reno Property, and to utilize the "remedial method" of allocating gain and depreciation under Code Section 704(c) for the Reno Property.

        In all events, the Non-Taxable Disposition Period shall terminate, and the provisions of this Section 6 only shall automatically be rendered null and void and shall be of no further force or effect, as of the occurrence of an amendment or other material revision to Code Section 1031 or the Treasury Regulations promulgated thereunder, which amendment or revision materially and, with respect to the REIT and Acquiror, adversely alters the tax-treatment of "like-kind" exchanges of real estate pursuant to such provisions.

        b.    Limitation on Disposition Obligations.    For purposes of this Section 6 and except as otherwise provided in Section 6(c), the Contributors agree that neither the REIT GP nor Acquiror shall be required to obtain any approval, consent or waiver from, or take direction from, or otherwise communicate with, any person or representative or entity concerning the Contributor Assets, other than Holloway. Notification of Holloway for the Contributor Assets shall constitute sufficient and effective notification to all Interest Holders associated with the Contributor Assets, and written communications from Holloway for the Contributor Assets shall bind all Interest Holders associated with, related to, or having an interest in, the Contributor Assets.

        c.    Notice of Certain Transactions; Expenses.

          (i)    In the event, on or before the expiration of the Non-Taxable Disposition Period, Acquiror expects any of the following (each, a "Tax-Related Event") to occur: (A) a post-Closing sale of any Property; (B) a reduction in the amount of indebtedness to an amount that is less than the Minimum Amount (other than by regularly or other scheduled principal payments); or (C) an attempt by Acquiror to effect a transfer of any Property as permitted by Section 6(a)(i) above, but the terms of Section 1031 of the Code or the regulations promulgated thereunder have changed such that the mechanics for implementing a tax-deferred exchange of real estate are materially and adversely altered (whether with respect to the timing required to identify and close upon an exchange property or otherwise) from those mechanics in place as of the date of this Agreement, and, in any case, provided that the obligations of the REIT GP and Acquiror under Section 6 shall not have otherwise terminated by the terms of such Section, then Acquiror shall give written notice of such Tax-Related Event (a "Tax-Related Notice") to Holloway as soon as practicable after the occurrence of such event becomes reasonably likely, or, if later, on the date on which Acquiror is, in the reasonable judgment of its securities counsel, legally permitted, under applicable federal and state securities laws and regulations, and the rules and regulations of the New York Stock Exchange, to disseminate such Tax-Related Notice to Holloway.

          (ii)   Upon receipt of a Tax-Related Notice, Holloway shall represent the Interest Holders and any of their respective transferees (if applicable) in connection with the Tax-Related Event that triggered the delivery of such Tax-Related Notice. Each Contributor hereby irrevocably appoints Holloway as their attorney-in-fact, with full power to grant in the name of and on behalf of such Contributor, any and all consents, waivers, approvals, and to execute any and all documents required or appropriate to be executed, whether with respect to this Agreement, the Partnership Agreement or otherwise; provided, however, that such attorney-in-fact may only act within the scope necessitated by the Tax-Related Event. Acquiror and the REIT GP shall be under no obligation to deal with any person other than Holloway in connection with the subject Tax-Related

  Event as it relates to any Contributor. Acquiror and the REIT GP, on the one hand, and Holloway, on the other hand, shall cooperate (and shall cause their respective independent accountants, attorneys and other representatives and advisors to cooperate) with each other in order to consider actions, proposed by or through Holloway (it being understood that neither the REIT GP nor Acquiror shall have any obligation whatsoever to propose any such actions), designed or intended to defer or mitigate any recognition of gain under the Code by any Contributor or any shareholder or partner in any Contributor (any such gain recognition being referred to herein as an "Adverse Tax Consequence") that may result from a Tax-Related Event, whether such actions involve any or all of the Contributors on a basis independent of the REIT GP and Acquiror, or in conjunction with the REIT GP or Acquiror. Each party shall pay its own fees and expenses incurred in connection with the procedure delineated in this Section 6(c)(ii). In no event, however, shall either the REIT GP or Acquiror be required to incur any expense (other than the cost of professional fees and expenses and administrative expenses incurred in complying with this Section 6(c)(ii)) in connection with its cooperation under this Section 6(c)(ii), nor shall any transaction duly approved by the Board of Directors of the REIT that results in a Tax-Related Event be required to be suspended, postponed, impeded or otherwise adversely affected by virtue of any potential Adverse Tax Consequence.

        d.     The provisions of this Section 6 shall survive the Closing.

7.     Representations and Warranties of Contributors

        a.    Representations and Warranties of Contributors.    In order to induce Acquiror to enter into this Agreement and to complete the Closing, each Contributor represents and warrants (as to itself) to Acquiror as follows:

          (i)    Organization; Experience.    Each of Flight Services and 353 Inc. is a corporation, validly existing and in good standing under the laws of the state of its formation with full power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business is now being conducted by it. Each of LVWD and GMH Cap Partners is a limited partnership, validly existing and in good standing under the laws of the state of its formation with full power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business is now being conducted by it. Such Contributor has made all necessary filings relating to its existence and doing business and is qualified to do business in those jurisdictions in which it is required by law to be so qualified, and it neither maintains nor conducts business in any other state. Such Contributor is a sophisticated and experienced real estate investor fully capable of assessing the risks and rewards of entering into this Agreement. Except for the representations and warranties of Acquiror expressly set forth in this Agreement, such Contributor is relying on its own investigations and assessments in entering into this Agreement.

          (ii)    Due Authorization and Execution.    This Agreement has been duly authorized, executed and delivered by such Contributor, and all consents and approvals required under the governing documents of such Contributor or any entity holding an interest in such Contributor necessary for such Contributor to enter into and perform its obligations under this Agreement have been obtained. No consent, approval or waiver of any other third party is required for the consummation of the transactions contemplated by this Agreement by such Contributor.

          (iii)    Litigation and Other Proceedings.    There is no existing or, to the knowledge of such Contributor, threatened legal action of any kind involving such Contributor which would interfere with the ability of such Contributor to consummate the transactions contemplated by this Agreement.

          (iv)    Undisclosed Liabilities.    To the knowledge of such Contributor, such Contributor does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, that could adversely affect the transactions contemplated hereby.

          (v)    Interests.

            (1)   Holloway is the exclusive legal and equitable owner of, and has good title to 100% of the outstanding stock of Flight Services, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to Holloway's ownership of 100% of the outstanding stock of Flight Services.

            (2)   Flight Services is the exclusive legal and equitable owner of, and has good title to a 1% membership interest in Corporate Flight Services, LLC, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to its 1% membership interest in Corporate Flight Services, LLC.

            (3)   Holloway is the exclusive legal and equitable owner of, and has good title to a 99% membership interest in Corporate Flight Services, LLC, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to Holloway's 99% membership interest in Corporate Flight Services, LLC.

            (4)   Holloway is the exclusive legal and equitable owner of, and has good title to 100% of the outstanding stock of 353 Inc., free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to Holloway's ownership of 100% of the outstanding stock of 353 Inc.

            (5)   353 Inc. is the exclusive legal and equitable owner of, and has good title to a 1% general partner interest in 353 Associates, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to its 1% general partnership interest in 353 Associates.

            (6)   Holloway is the exclusive legal and equitable owner of, and has good title to a 99% limited partnership interest in 353 Associates, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to Holloway's 99% limited partnership interest in 353 Associates.

            (7)   GMH Cap Partners has the exclusive legal and equitable right to provide property management services at the following student housing properties: (1) Scott Residence Hall, Omaha, NE, (2) The Artists' Residence, Boston, MA, (3) University Towers, San Diego, CA, (4) College Park—Fontana Hall, Tampa, FL, (5) College Park—Osceola Hall, Tallahassee, FL, and (6) The Commons, Auburn, AL.

            (8)   LVWD is the purchaser under the Reno Agreement and has the exclusive legal and equitable right to purchase the Reno Property on the terms and conditions set forth in the Reno Agreement. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to the Reno Agreement.

          (vi)    OP Units.    The OP Units are being acquired by such Contributor with the present intention of holding such OP Units for purposes of investment, and not with a view towards sale or any other distribution. Such Contributor recognizes that it may be required to bear the economic risk of an investment in the OP Units for an indefinite period of time. Such Contributor is an Accredited Investor. Such Contributor has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the OP Units. Such Contributor has been furnished with the Informational Materials and has read and reviewed such materials and understands the contents thereof. Such Contributor been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the OP Units and the business, operations, conditions (financial and otherwise) and current prospects of Acquiror and the REIT. Such Contributor has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the OP Units.

          (vii)    Reno Property.    LVWD makes the representations and warranties with respect to the Reno Property as set forth in Exhibit E to this Agreement.

8.     Representations and Warranties of Acquiror.    In order to induce Contributors to enter into this Agreement and to complete the Closing, Acquiror represents and warrants to each Contributor as follows:

          (i)    Organization; Experience.    Acquiror is a limited partnership, validly existing and in good standing under the laws of Delaware with full power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it. Acquiror has made all necessary filings relating to its existence and doing business and is qualified to do business in those jurisdictions in which it is required by law to be so qualified, and it neither maintains nor conducts business in any other state. Acquiror is a sophisticated and experienced real estate investor fully capable of assessing the risks and rewards of entering into this Agreement. Except for the representations and warranties of Contributors expressly set forth in this Agreement, Acquiror is relying on its own investigations and assessments in entering into this Agreement.

          (ii)    Due Authorization and Execution.    This Agreement has been duly authorized, executed and delivered by Acquiror, and all consents and approvals required under the governing documents of Acquiror or any entity holding an interest in Acquiror necessary for Acquiror to enter into and perform its obligations under this Agreement have been obtained. No consent, approval or waiver of any other third party is required for the consummation of the transactions contemplated by this Agreement.

          (iii)    Undisclosed Liabilities.    To the knowledge of Acquiror, Acquiror does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, that could materially adversely affect the transactions contemplated hereby.

          (iv)    Litigation and Other Proceedings.    There is no existing or, to the knowledge of Acquiror, threatened legal action of any kind involving Acquiror which would interfere with the ability of Acquiror to consummate the transactions contemplated by this Agreement.

9.     Indemnities

        a.    Contributors' Indemnities.

          (i)    Provided Closing takes place, each Contributor shall, severally not jointly, indemnify, protect and hold harmless Acquiror against any Claim arising in connection with any (a) breach or inaccuracy of any representation or warranty made by it, provided that with respect to a breach or inaccuracy of any representation or warranty Acquiror shall have given notice of such breach or inaccuracy within six (6) months following the Closing Date, and (b) failure by such Contributor in any material respect to observe or perform when due any agreement or obligation contained herein or in any Closing Document, provided notice of a Claim is provided to such Contributor within six (6) months following (i) the Closing, or (ii) the date on which Acquiror first acquires knowledge of a Claim if the Claim relates to an agreement or obligation that survives the Closing.

          (ii)   Without limiting the generality of the foregoing, provided Closing takes place, Holloway shall (or shall cause his Affiliate to) indemnify, protect and hold harmless Acquiror against any Claim suffered or incurred by Acquiror arising under those certain agreements set forth on Exhibit D to this Agreement to the extent such Claim arose prior to Closing.

        b.    Acquiror's Indemnities.

        (i)    Provided Closing takes place, Acquiror shall indemnify, protect and hold harmless each Contributor against any Claim suffered or incurred by such Contributor in connection with any (a) breach or inaccuracy of any representation or warranty of Acquiror contained herein, provided that with respect to a breach or inaccuracy of any representation or warranty any Contributor shall have given notice of such breach or inaccuracy within six (6) months following the Closing Date, (b) failure by Acquiror to observe or perform when due any agreement or obligation contained herein or in any Closing Document, provided notice of a Claim is provided to Acquiror within six (6) months following (i) the Closing, or (ii) the date on which such Contributor first acquires knowledge of a Claim if the Claim relates to an agreement or obligation that survives the Closing, and (c) any Assumed Obligations. Notwithstanding the foregoing, Acquiror shall have no indemnification obligation with respect to Sections 6(a)(i) and 6(a)(iii).

        (ii)   Without limiting the generality of the foregoing, provided Closing takes place, Acquiror shall indemnify, protect and hold harmless each Contributor against any Claim suffered or incurred by such Contributor arising under those certain agreements set forth on Exhibit D to this Agreement to the extent such Claim arose on or after Closing.

        c.    This Section 9 shall survive Closing.

10.   Closing

        a.    Closing Date.    The Closing shall be held on the Closing Date; provided, however, that the Closing Date with respect to the Reno Property shall be no earlier than two (2) business days after the closing under the Reno Agreement. Closing shall be held at a time and place as directed by Acquiror upon notice to Contributors given at least one (1) business day prior to the date of Closing.

        b.    Closing Documents.

          (i)    At Closing, each Contributor shall deliver and, as applicable, execute the following:

            (1)   duly executed assignment and assumption agreements and conveyance documents from each applicable Contributor to Acquiror, reasonably acceptable to Acquiror, as further described on Exhibit A to this Agreement;

            (2)   a duly executed Amendment;

            (3)   a duly executed FIRPTA Affidavit in a form to be mutually agreed upon by the parties; and

            (4)   such certificates, disclosures and reports as are reasonably required by applicable state and local law in connection with the contribution of the Contributor Assets or by Acquiror to effectuate the transactions contemplated hereby.

          (ii)   At Closing, Acquiror shall deliver and, as applicable, execute the following:

            (1)   duly executed assignment and assumption agreements and conveyance documents from each applicable Contributor to Acquiror, reasonably acceptable to Acquiror, as further described on Exhibit A to this Agreement;

            (2)   an Amendment duly executed by the REIT GP;

            (3)   the duly executed Registration Rights Agreement;

            (4)   the duly executed Partnership Agreement; and

            (5)   such certificates, disclosures and reports as are reasonably required by applicable state and local law in connection with the contribution of the Contributor Assets or by Contributors to effectuate the transactions contemplated hereby.

        c.    Taxes.    Each party shall bear the cost of its own sales, partnership, transfer or other taxes which may be due in connection with this Agreement.

11.   Default

        a.    Acquiror's Default.    If each Contributor complies with all of its obligations under this Agreement, and at the time of Closing Acquiror defaults in its obligation to complete such Closing hereunder, then each Contributor shall have, as its sole and exclusive remedy, the right to terminate this Agreement. Upon such termination, Acquiror shall reimburse each Contributor for all of Contributors' actual, reasonable out-of-pocket costs incurred with the negotiation and performance of this Agreement, and each Contributor and Acquiror shall be released from all further liability and obligations hereunder. Each Contributor acknowledges that its right to terminate this Agreement and recover its out-of-pocket costs shall be the sole remedy available to it in the event of any default by Acquiror hereunder, and each Contributor hereby waives any and all other rights and remedies.

        b.    Contributors' Default.    If any Contributor defaults in the observance or performance of any of its agreements or obligations hereunder, Acquiror shall have, in addition to all other rights and remedies available at law or in equity, the right of specific performance of this Agreement.

12.    Brokers.    Contributors and Acquiror represent and warrant to each other that it has not engaged, hired or utilized any parties or persons that are due an agent's, broker's or finder's fee in connection with this transaction, and each of Contributor and Acquiror shall defend, indemnify and save each other harmless from all Claims with respect to such fees and commissions. This Section shall survive Closing.

13.    Notices.    Any notices, requests, claims, demand and other communications required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides to the sender a delivery receipt or (d) by legible facsimile (followed by hard copy delivered in accordance with preceding subsections (a)-(c)). Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Such notices shall be addressed as follows:

Flight Services:	Corporate Flight Services, Inc.
10 Campus Boulevard Newtown Square, PA 19073 Attention: Joseph M. Macchione Fax: 610-355-8480
353 Inc.	353 GH Associates Inc. 10 Campus Boulevard Newtown Square, PA 19073 Attention: Joseph M. Macchione Fax: 610-355-8480
LVWD	LVWD Ltd. 10 Campus Boulevard Newtown Square, PA 19073 Attention: Joseph M. Macchione Fax: 610-355-8480
GMH Cap Partners	GMH Capital Partners Asset Services, LP
10 Campus Boulevard Newtown Square, PA 19073 Attention: Joseph M. Macchione Fax: 610-355-8480
Holloway	Gary M. Holloway 10 Campus Boulevard Newtown Square, PA 19073 Fax: 610-355-8480
Acquiror	GMH Communities, LP 10 Campus Boulevard Newtown Square, PA 19073 Attention: Joseph M. Macchione Fax: 610-355-8480

or to such other address as either party may from time to time specify in writing to the other party.

14.   Miscellaneous

        a.    Securities Offering; Confidentiality of Informational Materials.    Contributors acknowledge and agree that the REIT expects to conduct the IPO as more particularly described in the Informational Materials. Except as otherwise required by law and except to the extent any such material or information is already publicly available, Contributors shall keep confidential the intended securities offering and the Information Materials; provided however, Contributors may disclose such materials to its attorneys, accountants or other advisors in connection with this Agreement. Furthermore, Contributors hereby acknowledge that Acquiror and the REIT shall have the right to disclose the terms and conditions of this Agreement by describing same in the Registration Statement.

        b.    Entire Agreement.    This Agreement sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous discussions, letters of intent, agreements, representations, warranties and conditions. This Agreement contain all representations, warranties and covenants made by Acquiror and Contributors, and constitutes the entire understanding between the parties hereto, with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties relating to the subject matter hereof are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement.

        c.    Amendments.    This Agreement may be amended or modified only by a written instrument signed by Acquiror and Contributors.

        d.    Time.    Time is of the essence in the performance of each of the parties' respective agreements and obligations contained herein.

        e.    Closing Costs.    Except in connection with a default hereunder, each party to this Agreement shall bear the costs and expenses incurred by it, including fees of its accountants and attorneys, in connection with this Agreement and the transaction contemplated hereunder.

        f.    Attorneys' Fees.    If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.

        g.    Governing Law.    This Agreement and all issues arising hereunder shall be governed by the laws of Delaware.

        h.    Waiver of Trial by Jury.    EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

        i.    Successors and Assigns; No Third-Party Beneficiary.    The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party hereto shall have any right to assign or otherwise transfer this Agreement or its rights hereunder without the prior written consent of the other party, provided, however, that Acquiror shall at all times have the right to designate an Affiliate to acquire from Contributors the Contributor Assets. The provisions of this Agreement are not intended to benefit any Person who is not a party to this Agreement.

        j.    Severability.    If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

        k.    Drafts Not an Offer to Enter into a Legally Binding Contract.    The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Contributor Assets. The parties shall be legally bound with respect to the purchase and sale of the Contributor Assets pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and Contributors and Acquiror have fully executed and delivered to each other a counterpart of this Agreement.

        l.    Survival.    Notwithstanding any presumption to the contrary, all agreements, covenants and conditions contained in this Agreement which, by their nature, impliedly or expressly involve observance or performance in any respect after the Closing, or which cannot be ascertained to have been fully observed or performed until after Closing, and all representations and warranties of Contributors and Acquiror contained in this Agreement (but only for a period of six (6) months), shall survive Closing and shall not merge with any Closing Document.

        m.    Joint Undertaking.    In addition to the obligations expressly required to be performed hereunder by Contributors and Acquiror, each party agrees to cooperate with the other and to perform such other acts and to execute, acknowledge and deliver, before and after the Closing, such other instruments, documents and materials as a party may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby; provided that no such other instrument, document or material shall either extend or enlarge the obligations of the non-requesting party beyond the express undertakings of this Agreement or shall require or could require the non-requesting party to make any payment or expend any funds which are not expressly provided for herein.

        n.    Counterparts; Facsimile Signatures.    The parties may execute this Agreement in one or more counterparts, all of which shall be considered one and the same document. The parties may also execute this Agreement by the facsimile exchange of executed signature pages.

        o.    Limitation of Liability.    Neither party shall have any recourse against any past, present or future trustee, shareholder, partner, member, officer or employee of the other or any of the other's Affiliates for any obligation of such party under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each party on its own behalf and on behalf of all parties claiming by, through or under it.

        p.    Covenants Regarding Reno Property.

          (i)    Operations.    Except as otherwise approved by Acquiror in writing, from the Effective Date until the Closing Date, LVWD shall (a) operate, manage, maintain, repair and lease the Reno Property in the ordinary course and consistent with sound business and property management practices of LVWD and (b) not sell, dispose of or encumber the Reno Property, or enter into an agreement to so do, except replacements of Personal Property with equivalent or better quality Personal Property. Without limiting the foregoing, LVWD shall (x) negotiate with prospective Tenants and enter into New Leases on the standard lease form, without material modification, for rents and terms equivalent to or better than the standard lease terms (LVWD hereby agreeing to give Acquiror prompt notice of Leases entered into that materially vary from the Standard Lease Form and/or the Standard Lease Terms), and (y) pay all costs and expenses of the Reno Property, including without limitation debt service and real estate taxes as they become due and payable prior to any penalty being incurred.

          (ii)   Lease Enforcement.    LVWD shall not apply all or any portion of any security deposits then held by LVWD toward any loss or damage incurred by LVWD by reason of any default by any Tenant, unless (a) written notice of such default, to the extent required by applicable law or the terms of such Tenant's lease, shall have been provided to the relevant Tenant, (b) such Tenant shall have vacated its leased premises, and (iii) LVWD shall have notified Acquiror of such application.

          (iii)  Modifications; Agreements.

            (1)   LVWD shall not amend, modify or terminate any Lease, Lease Guaranty, Contract, License, Permit, or Warranty without, in each instance, Acquiror's prior written consent, which consent shall not be unreasonably withheld or delayed.

            (2)   LVWD shall provide Acquiror with (a) a summary of the lease activities, on a weekly basis, from and after the Effective Date until the Closing Date, which shall include descriptions of New Leases entered into from and after the Effective Date, (b) any modifications of or amendments to Leases and Lease Guaranties entered into from and after the Effective Date, and (c) terminations by LVWD of any Leases or Lease Guaranties from and after the Effective Date and prior to its stated expiration date.

          (iv)    Insurance.    LVWD shall keep all its Insurance Policies in full force and effect through the day immediately following the Closing Date.

          (v)    New Contracts.    LVWD shall not enter into any contract, agreement or understanding with respect to the Reno Property unless approved by Acquiror in advance.

          (vi)    No Solicitation.    LVWD shall not solicit offers for the purchase of the Reno Property, or any of them, or submit or accept or discuss proposals or solicitations for the sale or other disposition of, or investment in, the Reno Property without the prior approval of Acquiror.

          (vii)    Risk of Loss; Insurance Proceeds; Condemnation.

            (1)   LVWD shall bear all risk of loss with respect to the Reno Property unless and until Closing occurs in the manner provided herein. If the Reno Property, or any part thereof, is contaminated or damaged or destroyed by fire or other casualty on or after the Effective Date and prior to the Closing for the Reno Property, LVWD shall proceed with due dispatch to make any required repairs after receipt of insurance proceeds, and to the extent any such proceeds have not been paid by the carrier as of the Closing Date, then the gross amount of such unpaid proceeds shall be unconditionally and absolutely assigned to Acquiror at Closing, in form reasonably satisfactory to Acquiror.

            (2)   In the event the Reno Property, or any material part thereof, is taken in condemnation prior to Closing (any taking that could reasonably be expected to adversely affect the operations at or profitability of the Reno Property shall be deemed a taking of a material part of the Reno Property), LVWD shall pay upon receipt to Acquiror any condemnation award received by LVWD from the condemning authority on or prior to Closing, and to the extent such award has not been paid by the condemning authority at Closing, then the gross amount of such unpaid proceeds shall be unconditionally and absolutely assigned to Acquiror at Closing, in form reasonably satisfactory to Acquiror and LVWD.

            (3)   Notwithstanding the foregoing LVWD shall not adjust, settle, compromise or otherwise stipulate any insurance casualty settlement, condemnation award or other recovery in connection with any casualty or taking without the prior written approval of Acquiror, and Acquiror shall have the right to participate in any such adjustment, settlement and other proceedings.

          (viii)    Acquiror's Rights, Remedies and Protections.    LVWD hereby assigns to Acquiror all of the rights and remedies to which LVWD, as purchaser, is entitled under the Reno Agreement. Acquiror hereby confirms that copies of the Reno Agreement and the Assignment and Assumption of the Reno Agreement dated as of October 18, 2004 have been previously provided to Acquiror. The parties intend that the effect of the foregoing assignment is to place Acquiror in the same position that Acquiror would be in with respect to the seller of the Reno Property if Acquiror was itself the purchaser under the Reno Agreement. In the event Acquiror is unable to proceed directly against the seller of the Reno Property, or Acquiror elects to cause LVWD to proceed directly against the seller of the Reno Property on behalf of Acquiror, LVWD shall upon request and at the expense of Acquiror enforce all rights and remedies to which LVWD is entitled under the Reno Agreement. In fulfilling its obligation to enforce the rights and remedies of the purchaser under the Reno Agreement, LVWD shall prosecute such enforcement diligently and in good faith as directed by Acquiror with counsel selected by Acquiror.

EXECUTION PAGES FOLLOW

        In witness whereof, the parties have executed this Agreement the date and year first above written.

CONTRIBUTORS:
Corporate Flight Services Inc.
By:
/s/ GARY M. HOLLOWAY Gary M. Holloway, President
353 GH Associates Inc.
By:
/s/ GARY M. HOLLOWAY Gary M. Holloway, President
LVWD, Ltd.
By: GHLVWD, Inc., its general partner
By:
/s/ GARY M. HOLLOWAY Gary M. Holloway, President
GMH Capital Partners Asset Services, LP
By: GH CP Asset Services, LLC, its general partner
By:
/s/ GARY M. HOLLOWAY Gary M. Holloway, Managing Member

[SIGNATURES CONTINUE ON NEXT PAGE]

ACQUIROR:
GMH Communities, LP
By: GMH Communities GP, LLC, a general partner
By:
/s/ JOSEPH M. MACCHIONE Joseph M. Macchione, Vice President

Schedule 1

[Legal Description of Each Property To Be Attached]

Exhibit A

  Contributor Assets:

        A.    Corporate Flight Services, Inc. is the owner of a 1% membership interest in Corporate Flight Services LLC, a Delaware limited liability company.

        B.    GH 353 Associates, Inc. is the owner of a 1% general partnership interest in 353 Associates, a Pennsylvania limited partnership.

        C.    Holloway is (i) the owner of 100% of the outstanding stock of GH 353 Associates, Inc., a Pennsylvania corporation, (ii) the owner of 100% of the outstanding stock of Corporate Flight Services, Inc., (iii) the owner of a 99% membership interest in Corporate Flight Services LLC, and (iv) the owner of a 99% limited partnership interest in 353 Associates, a Pennsylvania limited partnership.

        D.    Corporate Flight Services, LLC is the owner of that certain Dassault-Breguet Mystere Falcon 200 aircraft, Serial Number 513, with an FAA Assigned Number N618GH.

        E.    353 Associates is the fee simple owner of 10 Campus Boulevard, Newtown Square, Pennsylvania.

        F.     By virtue of that certain Assignment and Assumption of Agreement of Sale dated October 18, 2004, LVWD is the purchaser, as to only the Reno Property (as hereinafter defined), under that certain Agreement of Sale by and between North Texas Student Housing, L.P., a Texas limited partnership, Reno Student Housing, L.P., a Texas limited partnership, and Michigan 2003 Student Housing, L.L.C., a Texas limited liability company, as sellers, and GMH Associates, Inc., as purchaser, dated as of June 14, 2004 (as amended through the date hereof and only insofar as it relates to the Reno Property, the "Reno Agreement"), whereby GMH Associates, Inc. agreed to purchase certain real property known as Sterling University Uptown located in Denton, Texas, Sterling University Highlands located in Reno, Nevada (the "Reno Property"), and Sterling University Centre located in Kalamazoo, Michigan.

  Contributor Conveyances:

        1.     Corporate Flight Services, Inc. shall assign and convey to Acquiror its 1% membership interest in Corporate Flight Services, LLC by executing an assignment and assumption agreement at closing.

        2.     Gary Holloway shall assign and convey to Acquiror his 99% membership interest in Corporate Flight Services, LLC by executing an assignment and assumption agreement at closing.

        3.     GH 353 Associates Inc. shall assign and convey to Acquiror its 1% general partnership interest in 353 Associates by executing an assignment and assumption agreement at closing.

        4.     Gary Holloway shall assign and convey to Acquiror his 99% limited partnership interest in 353 Associates by executing an assignment and assumption agreement at closing.

        5.     GMH Capital Partners Asset Services, LP shall execute a consulting services agreement with Acquiror to procure from Acquiror advice and assistance with respect to managing certain student housing property management contracts held by GMH Capital Partners Asset Services, LP for: (1) Scott Residence Hall, Omaha, NE, (2) The Artists' Residence, Boston, MA, (3) University Towers, San Diego, CA, (4) College Park—Fontana Hall, Tampa, FL, (5) College Park—Osceola Hall, Tallahassee, FL, and (6) The Commons, Auburn, AL.

        6.     LVWD shall convey to Acquiror the Reno Property.

A-1

Exhibit B

Accredited Investor Questionnaire

GMH COMMUNITIES, LP
ACCREDITED INVESTOR QUESTIONNAIRE

Name of Investor:

I.
Introduction

        I acknowledge that the offer and sale of shares of limited partnership beneficial ownership interests (the "Shares"), of GMH Communities, LP, a Delaware limited partnership (the "Company"), are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, but rather are being made by the Company pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and corresponding exemptions under applicable state securities laws. Accordingly, the following information is needed in order to ensure compliance with the requirements of the such exemptions and to confirm, inter alia, that an investment in the Company is suitable in light of my personal and financial positions (or, if I am acting in a representative capacity, in light of the financial position of the entity on whose behalf I am acting), and I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the investment.

        I understand that the Company will rely upon the information contained herein in determining whether to offer or sell the Shares to me (or, if I am acting in a representative capacity, the entity on whose behalf I am acting). Accordingly, I represent and warrant to the Company and their affiliates and advisers as follows:

        (i)    The information contained herein is complete and accurate and may be relied upon by the Company and their affiliates and advisers.

        (ii)   I will notify the Company immediately of any material change in any of such information occurring prior to the acceptance or rejection of my initial subscription for the Shares.

        (iii)  I will update such information as required prior to making any additional subscription for the Shares.

        I also understand and agree that, although the Company and their affiliates will use their best efforts to keep the information provided in the answers to this questionnaire strictly confidential, they may present this questionnaire and the information provided in answers to it to such parties as they deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the offer and sale of the Shares or if the contents thereof are relevant to any issue in any action, suit or proceeding to which the Company or their affiliates or advisers is a party or by which they or it are or may be bound.

        I realize that this questionnaire does not constitute an offer by the Company or its affiliates to sell the Shares but is merely a request for information.

        I accordingly offer the following information (attaching additional sheets if necessary):

II.
Information Requested

        1(a).    IF YOU ARE ACTING IN AN INDIVIDUAL CAPACITY, PLEASE COMPLETE THE FOLLOWING:

Name:	Age:
Social Security Number:
Marital Status:
Citizenship:
Home Address (The address given must be the residence address. POST OFFICE BOXES OR BUSINESS AND OTHER ADDRESSES CANNOT BE ACCEPTED.)
Home Telephone Number:
Address to which all correspondence should be sent:

Educational background (schools, degrees):

Employment History/Business Background (current and prior):

1(b).    IF YOU ARE ACTING IN A REPRESENTATIVE CAPACITY ON BEHALF OF A CORPORATION, PARTNERSHIP, TRUST OR OTHER LEGAL ENTITY, PLEASE COMPLETE THE FOLLOWING:

Name of Entity:
Date of Formation:
Taxpayer Identification Number:
Jurisdiction of Organization:
Principal Place of Business:
Telephone Number:
Address for Correspondence (if different):
Name of individual who is executing this questionnaire on behalf of the entity:
Does such individual have authority to make investment decisions on behalf of the entity?
Yes No
Current position or title of such individual:
Education background of such individual:
Employment History/Business Background of such individual:

2(a).    IF YOU ARE ACTING IN AN INDIVIDUAL CAPACITY, PLEASE COMPLETE THE FOLLOWING:

  Indicate the level of your taxable income (or, if applicable, joint taxable income with spouse) for last calendar year and the immediately preceding calendar year by checking the appropriate line:

	Last Year	Preceding Year
$100,000 or less

$100,001 to $200,000

$200,001 or more

  Estimate the level of your taxable income (or, if applicable, joint taxable income with spouse) for the current calendar year by checking the appropriate line:

$100,000 or less
$100,001 to $200,000
$200,001 or more

  Indicate the level of your net worth (or, if applicable, joint net worth with spouse), including and excluding home, home furnishings and automobiles, by checking the appropriate line:

	Including	Excluding
$250,000 or less
$250,001 to $500,000
$500,001 to $750,000
$750,001 to $1,000,000
$1,000,001 or more

  Indicate the level of your liquid assets by checking the appropriate line:

$250,000 or less
$250,001 to $500,000
$500,001 to $750,000
$750,001 to $1,000,000
$1,000,001 or more

  Are there any contingent liabilities which could materially decrease your net worth as indicated above?

Yes                                          No

        Is your income likely to decline materially in the future?

Yes                                          No

2(b).    IF YOU ARE ACTING IN A REPRESENTATIVE CAPACITY ON BEHALF OF A CORPORATION, PARTNERSHIP, TRUST OR OTHER LEGAL ENTITY, PLEASE COMPLETE THE FOLLOWING:

  Indicate the level of assets of the entity by checking the appropriate line:

$2,000,000 or less
$2,000,001 to $3,000,000
$3,000,001 to $4,000,000
$4,000,001 to $5,000,000
$5,000,001 or more

        Indicate the level of the liquid assets of the entity by checking the appropriate line:

$2,000,000 or less
$2,000,001 to $3,000,000
$3,000,001 to $4,000,000
$4,000,001 to $5,000,000
$5,000,001 or more
3.
Do you believe that you have (or, if applicable, the corporation, trust, partnership or other entity, on whose behalf you are acting), have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

Yes                                          No

  If so, please state the basis for such belief:

4.
If applicable, have you (or, if applicable, has the corporation, trust, partnership or other entity, on whose behalf you are acting) read the most recent Form 10-Q and Form 10-K filed by the Company with the Securities and Exchange Commission?

Yes                                          No

5.
If applicable, have you (or, if applicable, has the corporation, trust, partnership or other entity, on whose behalf you are acting) and/or your financial or tax adviser, (or, if applicable, a financial or tax adviser of the corporation, trust, partnership or other entity on whose behalf you are acting) if any, conducted any investigation, sought documents or asked questions of a qualified representative of the Company regarding this investment and the operations and methods of doing business of the Company?

Yes                     No

  If so, have you (or, if applicable, has the corporation, trust, partnership or other entity on whose behalf you are acting) completed your (or its) investigation and/or received satisfactory answers to your (or its) questions?

Yes                     No

6.
Do you understand that there is no guarantee of any financial return on this investment and that you (or, if applicable, the corporation, trust, partnership or other entity on whose behalf you are acting) runs the risk of losing its entire investment in the Company?

Yes                     No

  If so, can you (or, if applicable, the corporation, trust, partnership or other entity on whose behalf you are acting) afford the complete loss of your investment (or its) entire investment?

Yes                     No

7.
Do you (or, if applicable, does the corporation, trust, partnership or other entity on whose behalf you are acting) understand that there are restrictions on the assignment, sale, pledge or other transfer of the Shares under the federal and state securities laws and certain agreements related to the offering of the Shares?

Yes                     No

  If so, are you (or, if applicable, is it) prepared to hold this investment in the Company for an indefinite period of time?

Yes                     No

8.
Do any portion of the funds which you intend (or, if applicable, the corporation, trust, partnership or other entity on whose behalf you are action intend) to invest in the Company represent assets of an employee benefit plan or individual retirement account?

Yes                     No

  If so, have you (or, if applicable, has the corporation, trust, partnership or other entity on whose behalf you are acting) carefully read the provisions of the partnership documents relating to the investment by employee benefit plans and IRAs in the Company, and do you (or, if applicable, does it) understand the implications of investment in the Company under the Internal Revenue Code and the Employee Retirement Income Security Act?

Yes                     No

  Please indicate:

  the nature of the plan (i.e., tax-qualified retirement plan, Keogh plan, IRA, etc.)

  the amount of the plan's assets

  the identity and qualifications of the person or entity making investment decisions for the plan

9.
Are you (or, if applicable, the entity on whose behalf you act) in any way affiliated with any person providing investment advice to the Company?

Yes                     No

  If so, describe the relationship.

10.
Are you (or, if applicable, the entity on whose behalf you act) in any way affiliated with any other person or entity who (to your knowledge) is or proposes to be an investor in the Company.

Yes                     No

  If so, describe the person(s) or entity(ies) and the relationship.

11.
If you are acting in a representative capacity on behalf of a corporation, partnership, trust or other legal entity, please complete the following:

  Has such entity duly authorized you to act on its behalf with respect to the execution of this questionnaire and the purchase and holding of the Shares, and, if so, are you acting within the scope of the authority granted?

Yes                     No

  Is such entity authorized and otherwise duly qualified to purchase and hold the Shares?

Yes                     No

  Was such entity formed for the specific purpose of acquiring the Shares?

Yes                     No

12(a)
Have you engaged a Acquiror representative to assist or advise you in evaluating the Company and the proposed activities thereof and in evaluating the risks and merits of this prospective investment in the Shares?

Yes                     No

(b)
If "Yes" to 12(a), then answer the following:

  (i)
  My Acquiror Representative is (include address):

    (ii)
    Has your Acquiror Representative completed and delivered to you and the Company a Acquiror Representative Questionnaire in which he disclosed his personal and business experience relative to assisting in evaluating the risks and merits of this prospective investment?

Yes                     No

13.
Accredited investor status:

  Please indicate the basis for your "accredited investor" status by checking the box (if any) below that most accurately describes you (note that, in most cases, if you are a partnership, each partner must be an "accredited investor" as that term is defined in the Act):

☐
A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐
A broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐
An insurance company as defined in Section 2(13) of the Act;

☐
An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or of the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐
Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

☐
A director, executive officer or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company;

☐
A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

☐
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

☐
An entity in which all of the equity owners meet one of the categories above.

[SIGNATURE PAGE TO GMH COMMUNITIES, LP ACCREDITED INVESTOR
QUESTIONNAIRE]

Dated:	Signature
Print Name
If joint investors:
Signature
Print Name

Exhibit C

List of Assumed Debt

1.    That certain Promissory Note dated December 20, 2000 in the original principal amount of $6,475,000 as secured by a certain Open-End Mortgage and Security Agreement, with a principal balance of approximately $4,500,000 as of September 30, 2004, executed by Corporate Flight Services, LLC in favor of General Electric Capital Corporation. [Airplane]

2.    That certain Promissory Note dated August 4, 2000 in the original principal amount of $6,460,000, with a principal balance of approximately $5,800,000 as of September 30, 2004, executed by 353 Associates in favor of Bank of America. [Headquarters]

3.    That certain Note dated August 4, 2000 in the original principal amount of $800,000, with a current principal balance of $130,000 as of September 30, 2004, executed by GMH Associates, Inc in favor of Bank of America. [FF&E]

C-1

Exhibit D

List of Indemnified Agreements

Student Housing

Campus Club (Gainesville, FL)

1.    Substitution of Indemnitor and Assumption of Obligations of Indemnitor dated January 28, 2000 by Gary M. Holloway in favor of Lasalle National Bank, as Trustee for First Union-Lehman Brothers Commercial Mortgage Pass-Through Certificates, Series 1997-C2, in connection with the assumption of a $20,000,000 loan by Tomed Housing, LLC.

Campus Walk (Oxford, MS), Pirate's Cove (Greenville, NC),
and University Walk (Charlotte, NC)

1.    Hazardous Materials Indemnity Agreement dated February 2, 2004 by Southeast Region I, LLC and Gary M. Holloway in favor of General Electric Capital Corporation in connection with a loan in the amount of $8,796,615 to Southeast Region I, LLC.

2.    Joinder dated February 2, 2004 by Gary M. Holloway guarantying the performance of Southeast Region I, LLC of all obligations and liabilities for which it is personally liable in connection with a loan in the amount of $8,796,615 to Southeast Region I, LLC.

3.    Hazardous Materials Indemnity Agreement dated February 27, 2004 by Southeast Region II, LLC and Gary M. Holloway in favor of General Electric Capital Corporation in connection with a loan in the amount of $21,698,955 to Southeast Region II, LLC.

4.    Joinder dated February 27, 2004 by Gary M. Holloway guarantying the performance of Southeast Region II, LLC of all obligations and liabilities for which it is personally liable in connection with a loan in the amount of $21,698,955 to Southeast Region II, LLC.

5.    Hazardous Materials Indemnity Agreement dated February 27, 2004 by Southeast Region III, LLC and Gary M. Holloway in favor of General Electric Capital Corporation in connection with a loan in the amount of $10,925,385 to Southeast Region III, LLC.

6.    Joinder dated February 27, 2004 by Gary M. Holloway guarantying the performance of Southeast Region III, LLC of all obligations and liabilities for which it is personally liable in connection with a loan in the amount of $10,925,385 to Southeast Region III, LLC.

Headquarters

1.    Guaranty and Security Agreement dated August 4, 2000 by Gary M. Holloway in favor of Bank of America (successor in interest to Summit Bank) in connection with a Promissory Note in the amount of $6,460,000 by 353 Associates.

2.    Guaranty and Security Agreement dated August 4, 2000 by Gary M. Holloway in favor of Bank of America (successor in interest to Summit Bank) in connection with a Note in the amount of $800,000 by GMH Associates, Inc.

Airplane

1.    Individual Guaranty dated December 20, 2000 by Gary M. Holloway in favor of General Electric Capital Corporation in connection with a Promissory Note in the amount of $6,475,000 by Corporate Flight Services, LLC.

Military Housing

Fort Stewart/Hunter

1.    Exceptions to Nonrecourse Guaranty dated November 1, 2003 by GMH Capital Partners, L.P. in favor of GMAC Commercial Holding Capital Corp. and AMBAC Assurance Corporation in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

2.    Indemnity dated November 1, 2003 by GMH Associates, Inc. in favor of GMAC Commercial Holding Capital Corp. and AMBAC Assurance Corporation in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

3.    Performance Guaranty dated November 1, 2003 by GMH Capital Partners, L.P. in favor of GMAC Commercial Holding Capital Corp. in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

4.    Environmental Indemnification Agreement dated November 1, 2003 by GMH Associates, Inc. in favor of GMAC Commercial Holding Capital Corp. and AMBAC Assurance Corporation in connection with a loan in the amount of $246,500,000 to Stewart Hunter Housing LLC.

5.    Guaranty dated November 1, 2003 by GMH Associates, Inc. and Gary M. Holloway in favor of Stewart Hunter Housing, LLC and The United States of America.

Fort Hamilton

1.    Agreement of Environmental Indemnification dated May 1, 2004 by Fort Hamilton Housing LLC, GMH Military Housing—Fort Hamilton LLC, and GMH Capital Partners, L.P. in favor of Lehman Brothers, Inc., The Bank of New York, as Master Trustee and as Bond Trustee, and New York City Housing Development Corporation in connection with a $47,545,000 loan to Fort Hamilton Housing LLC.

2.    Guaranty of Completion dated June 1, 2004 by GMH Capital Partners, L.P. in favor of The Bank of New York in connection with a $47,545,000 loan to Fort Hamilton Housing LLC.

Fort Detrick/Walter Reed

1.    General Guaranty dated July 1, 2004 by Fort Detrick/Walter Reed Army Medical Center Housing LLC in favor of GMAC Holding Capital Corp. and AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

2.    Performance Guaranty dated July 1, 2004 by GMH Capital Partners, L.P. in favor of GMAC Holding Capital Corp. in connection with a $83,200,000 loan to FDWR Parent LLC.

3.    Environmental Indemnification Agreement (Borrower) dated July 1, 2004 by FDWR Parent LLC in favor of GMAC Holding Capital Corp. and AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

4.    Environmental Indemnification Agreement (Guarantor) dated July 1, 2004 by Fort Detrick/Walter Reed Army Medical Center Housing LLC in favor of GMAC Holding Capital Corp. and AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

5.    Guaranty dated July 1, 2004 by FDWR Parent LLC and Fort Detrick/Walter Reed Army Medical Center Housing LLC in favor of AMBAC Assurance Corporation in connection with a $83,200,000 loan to FDWR Parent LLC.

6.    Guaranty dated July 1, 2004 GMH Associates, Inc. and Gary M. Holloway in favor of FDWR Parent LLC and United States of America in connection with a $83,200,000 loan to FDWR Parent LLC.

Fort Carson

1.    Limited Guaranty dated November 28, 2003 by GMH Military Housing-Fort Carson LLC to and for the benefit of J.P Morgan Trust Company, National Association.

2.    General Indemnity Agreement dated November 28, 2003 by GMH Military Housing-Fort Carson LLC in favor of Fireman's Insurance Company, The American Insurance Company, National Surety Corporation, Associated Indemnity Corporation, and American Automobile Insurance Company.

Exhibit E

LVWD's Representations and Warranties With Respect to the Reno Property

        1.    Definitions.    For the purposes of this Exhibit E, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

        "Books and Records" shall mean books and records pertaining to the Contracts, Leases, Warranties, Licenses and Permits, Reports and Plans, and the ownership, use and operation of the Reno Property.

        "Contracts" shall mean those contracts LVWD elects to assume under Section 4.6 of the Reno Agreement.

        "Deliverables" shall mean those materials listed in Schedule 4.2 of the Reno Agreement.

        "Effective Date" shall be the date of Closing under the Reno Agreement.

        "Employee Schedule" shall mean a list of all Persons employed by LVWD with respect to the management and operating of the Reno Property, including each such Person's union affiliation (if any), salary, benefits and projected accrued salary and benefits of the Closing Date.

        "Existing Lease" shall mean each existing written or oral lease, license, concession or other agreement.

        "Governmental Authority" shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

        "Hazardous Substance" shall mean materials, wastes or substances that are (A) included within the definition of any one or more of the terms "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants" and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1 980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.) and the regulations promulgated pursuant to such laws, (B) regulated or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (C) petroleum, (D) asbestos or asbestos-containing materials, (E) polychlorinated biphenyls, (F) flammable explosives or (G) radioactive materials.

        "Improvements" shall mean all buildings, improvements, structures and fixtures located on the Land.

        "Insurance Policies" shall mean casualty insurance policies covering the Reno Property.

        "Land" shall mean the parcel or parcels of land described in Schedule 1.1.1 to the Reno Agreement as it applies to the Reno Property.

        "Lease" or "Leases" shall mean all or any of the Existing Leases and New Leases, collectively.

        "Lease Guaranties" shall mean all guaranties and sureties with respect to Existing Leases.

        "License or Permit" shall mean collectively (a) licenses, permits, building inspection approvals, certificates of occupancy, approvals, subdivision maps and entitlements issued, approved or granted by Governmental Authorities in connection with the Reno Property, (b) development rights, covenants, conditions and restrictions, reciprocal easement agreements and rights, area easement agreements and rights and other common or planned development agreements and rights benefiting the Reno Property and (c) other licenses, consents and approvals relating to the Reno Property.

        "New Leases" shall mean those leases, license agreements and occupancy agreements with respect to the Reno Property which are entered into after the Effective Date in accordance with the terms of this Agreement, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        "Personal Property" shall mean the machinery, equipment, furniture, furnishings, appliances, signs and other personal property located in, or attached to, or used in connection with the Real Property, excluding only personal property owned by any Tenant.

        "Real Property" shall mean the Land, Improvements and all of the other property, rights, titles and interests described in Section 1.1.1 of the Reno Agreement.

        "Reports and Plans" shall mean collectively (a) preliminary, final and proposed building plans and specifications (including "as-built" plans and drawings) for the Improvements, (b) surveys, grading plans, topographical maps, architectural and structural drawings and engineering, soils, seismic, environmental, geologic and architectural reports, studies and tests relating to the Real Property and (c) lock combinations, keys, operating manuals and technical data relating to the Reno Property.

        "Rent" shall mean all rent, additional rent, fees and other sums payable by a Tenant.

        "Rent Roll" shall mean a current rent roll for the Reno Property.

        "Tenants" shall mean tenants under the Leases.

        "Tenant Deposits" shall mean any security deposit, tax or operating expense escrow, and other accounts in which the Tenant has an interest, including all accrued interest payable to the Tenant.

        "Warranties" shall mean warranties and guaranties made by or received from any Person, including without limitation construction warranties from subcontractors and materialmen, with respect to any building, building component, structure, fixture, machinery, equipment or material constituting part of the Reno Property.

        2.    No Default.    To the best of LVWD's knowledge, LVWD is not in default under any License or Permit, Lease, Contract, or any other agreement or instrument relating to the Reno Property to which LVWD is a party or by which LVWD or the Reno Property is bound. To the best of LVWD's knowledge, there exists no condition or state of facts which, but for the giving of notice or the expiration of time (or both), would constitute such a default. The observance and performance of LVWD's obligations hereunder and under the Closing Documents will not conflict with or result in the breach of any License or Permit, Lease, Contract or other such agreement or instrument.

        3.    Environmental.    (A) To the best of LVWD's knowledge, based upon and in reliance upon any environmental reports included in the Deliverables, (i) there is no Hazardous Substance on the Reno Property, or (ii) there is no proceeding or inquiry by any Governmental Authority with respect to the possible presence of any Hazardous Substance on the Reno Property.

          (B)  LVWD has provided Acquiror with true, complete and correct copies of all environmental assessments, reports, permits and other written material relating to the environmental condition of the Reno Property and the presence of Hazardous Substances, to the extent in LVWD's possession or control.

          (C)  To the best of LVWD's knowledge, LVWD has provided Acquiror with true, complete and correct copies of all notices and information received by LVWD from any Governmental

  Authority or other Person relating to the presence of Hazardous Substances on the Reno Property or in the vicinity of the Reno Property.

        4.    Leases.    (A) To the best of LVWD's knowledge, the Rent Rolls that LVWD delivers to Acquiror shall accurately state, with respect to each Existing Lease, the name of the Tenant, the lease term (including all renewal options), the leased premises (including all expansion and surrender options). The Rent Rolls shall accurately state all Rent payable by each Tenant, any Tenant Deposit, any prepaid rent, tenant improvement allowances, any commission payable (including commissions payable upon renewals) and any Lease Guaranties.

          (B)  LVWD shall provide Acquiror with true, complete and correct copies of all Leases and Lease Guaranties relating to the Reno Property, including all amendments and modifications thereto.

          (C)  To the best of LVWD's knowledge, except as specified in the Rent Roll, (i) each Lease and Lease Guaranty is in full force and effect and is binding and enforceable against each of the parties thereto, (ii) no party is in material default of any of its agreements or obligations under, and has not made any claim against another party under, a Lease or Lease Guaranty, (iii) LVWD has not given or received any notice of default or claim under any Lease or Guaranty, (iv) each Tenant is in actual possession of its demised premises in the normal course under its Lease, (v) all tenant improvements, capital improvements, repairs, remodeling, furnishing and other work required by each Lease have been fully completed and accepted by the relevant Tenant, and (vi) there is no litigation, arbitration or similar proceeding pending or threatened with respect to any Lease or Lease Guaranty.

          (D)  No Tenant is entitled to any concession, allowance, rebate or refund with respect to any Rent payable or paid under any Lease, except as shown on the Rent Roll or in the Deliverables. No Tenant has prepaid, and if a Tenant hereafter tenders prepayment, LVWD shall not accept, any Rent payable under its Lease for more than one month in advance.

          (E)  None of the Leases or Lease Guaranties and none of the Rents payable under the Leases are subject to any assignment, pledge or other encumbrance that will not be satisfied by LVWD at Closing.

          (F)  No brokerage or leasing commissions or other compensation is or will be due or payable to any Person with respect to or on account of any Lease or any extension or renewal thereof, except as specified in the Rent Roll.

        5.    Mechanics' Liens.    To the best of LVWD's knowledge, no work has been or will be performed at, and no materials have been or will be furnished to, the Reno Property, or any part thereof, which might give rise to any mechanics', materialmen's or other lien against the Reno Property, or any part thereof. If any lien for such work is filed, LVWD shall discharge the same promptly and in any event prior to Closing.

        6.    Insurance.    All premiums due under the Insurance Policies have been paid, and the Insurance Policies are valid and enforceable.

        7.    Contracts.    Except for the Contracts, there is no management, service, equipment, supply, maintenance or other agreement of any kind or nature that affect the Reno Property or will be binding on LVWD following Closing. LVWD shall deliver to Acquiror true, correct and complete copies of all the Contracts, including all supplements, amendments and modifications thereto. LVWD has full authority, right and title to assign the Contracts to Acquiror. LVWD has not previously sold, assigned, transferred, mortgaged or pledged the Contracts. Each of the Contracts is fully enforceable in accordance with its terms, is in full force and effect, and has not been amended, modified or supplemented. To the best of LVWD's knowledge, LVWD is not in default of any of its obligations under any of the Contracts. LVWD has given any other party to a Contract a notice of default which remains uncured, and no default has occurred under any Contract, and no event has occurred or condition exists which, with the passage of time or the giving of notice, or both, would constitute such a default. An assignment of Contracts shall assign to Accquiror at Closing all LVWD's rights, titles and interests in and to the Contracts.

        8.    Licenses and Permits.    To the best of LVWD's knowledge, all certificates of occupancy, zoning permits, building permits and other governmental permits, licenses, authorizations and approvals necessary for the lawful construction, ownership, operation, management, use and occupancy of the Reno Property as and for all purposes for which the Reno Property are currently being used and occupied, have been obtained and are in full force and effect, not currently under appeal, and are included in the Licenses and Permits to be assigned to Acquiror hereunder. LVWD shall deliver to Acquiror true, correct and complete copies of all of the Licenses and Permits in LVWD's possession. To the best of LVWD's knowledge, LVWD holds all the Licenses and Permits in their own names, have not assigned them and have not received any notice and do not know of any reason why any such notice should be given, that any of the Licenses and Permits may be suspended or not renewed or may not be assigned to Acquiror. All fees and other sums payable with respect to the Licenses and Permits prior to Closing shall be paid by LVWD when due.

        9.    Employees.    LVWD does not employ any Person at the Reno Property other than the Persons listed on the Employee Schedule. The Employee Schedule accurately states, with respect to each Person employed by LVWD with respect to the management or operation of the Reno Property, each such Person's union affiliation (if any), salary, benefits and projected accrued salary and benefits as of the Closing Date. Acquiror shall have no obligation to hire any of the employees of LVWD engaged in connection with the Reno Property, but Acquiror shall be free to do so if Acquiror so elects with LVWD's prior reasonable approval as to management employees. All information regarding salaries of employees shall be kept confidential by Acquiror unless and until Closing occurs, whereupon Acquiror may deal with such information as Acquiror sees fit.

        10.    Personal Property.    To the best of LVWD's knowledge, except for the Personal Property that will be transferred to Acquiror pursuant to a bill of sale or, with respect to leased Personal Property, an assignment of contracts, there is no personal property of any nature or description included in the Reno Property other than personal property owned by Tenants.

        11.    Compliance with Laws.    No notice or communication of any kind has been received by LVWD from any Governmental Authority relating to the Reno Property, or any business or activity conducted thereon, including, but not limited to, notice of violation under zoning, building, health, or fire codes. LVWD shall be responsible for all such notices and communications, and for the cost of all work, repairs, construction and installations which may be required or called attention to by any such notice or communication issued prior to Closing. If any such notice or communication is received by LVWD after the Effective Date, LVWD shall promptly notify Acquiror in writing, and LVWD, if Acquiror so requests, shall give Acquiror full opportunity, with the cooperation of LVWD, to contest such governmental action and to initiate or participate in such proceedings as Acquiror may deem necessary or desirable to protect Acquiror's interests.

        12.    Zoning.    Without limitation to the foregoing, to the best of LVWD's knowledge, the present use of the Reno Property is in compliance with all applicable zoning, subdivision and land-use laws and ordinances. If the zoning classification of the Reno Property, or any of the rights, requirements or conditions of such zoning classification existing on the date hereof, shall change prior to Closing, then Acquiror shall have the right to terminate this Agreement.

        13.    Financial Information.    All the operating statements and other financial data prepared by or for LVWD which shall be delivered by LVWD to Acquiror with respect to the Reno Property are true and current and accurately reflect the revenue, expenses and operations of the Reno Property in all material respects.

        14.    Condemnation.    To the best of LVWD's knowledge, as of the Effective Date, LVWD has not received any written notice of any pending or threatened condemnation of all or any portion of the Property.

        15.    Quality of Title.    (A) LVWD now owns fee simple absolute title to the Reno Property and will have at Closing fee simple absolute title to the Reno Property of the quality and insurability called for by this Agreement.

          (B)  There is no existing agreement, commitment, right of first refusal, right of first offer, option or right with, in or to any Person to acquire the Reno Property or any interest therein.

          (C)  To the best of LVWD's knowledge, no default or breach exists under any recorded easement, covenant, agreement or restriction affecting the Reno Property.

        16.    Accuracy of Information.    To the best of LVWD's knowledge, all Deliverables and all other information, materials, copies of documents and other materials (including, without limitation, financial data, copies of Leases, the Rent Roll, Employee Schedule, Contracts, Books and Records, Licenses and Permits, Warranties, municipal approvals, architects' certificates, plans, surveys, estoppel certificates and subordination agreements) heretofore or hereafter submitted by LVWD, or anyone on LVWD's behalf, to Acquiror with respect to the Reno Property or this Agreement shall be accurate, complete, true and correct in all material respects, and no fact or circumstance has occurred or exists since the time of such submissions which in any way materially affects same. No representation, statement or warranty by LVWD contained in this Agreement or in any schedule or exhibit attached hereto or in any Deliverable or any Closing Document or other document to be executed in connection herewith contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statement of fact therein recited not misleading.

        17.    Effective Date.    Each of the representations and warranties of LVWD contained in this Exhibit E (a) is made as of the Effective Date, and (b) shall be deemed remade by LVWD, and shall be true and correct in all material respects, as of the Closing Date. If, after the execution of this Agreement, any event occurs or condition exists which renders any of LVWD's representations or warranties untrue or misleading, then LVWD shall promptly notify Acquiror.

        18.    As-Is Sale.    ACQUIROR SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (a) ACQUIROR IS PURCHASING THE RENO PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS AND WITH ANY AND ALL LATENT AND PATENT DEFECTS, AND WITH ALL VIOLATIONS OF LAWS AND ORDINANCES, (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF LVWD EXPRESSLY SET FORTH IN THIS AGREEMENT, ACQUIROR IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM LVWD AS TO ANY MATTER CONCERNING THE RENO PROPERTY.

        19.    LVWD's Knowledge.    For purposes of this Exhibit E the terms "LVWD's knowledge" and "the best of LVWD's knowledge" mean the current, actual knowledge of Gary M. Holloway, without independent inquiry and without any implied duty to inquire, and does not include knowledge imputed to LVWD from any other person. The named individual is acting for and on behalf of LVWD and in a capacity as an officer of LVWD or one or more of LVWD's Affiliates and are in no manner expressly or impliedly making any representations or warranties in an individual capacity. Acquiror waives and releases any right to sue or seek any personal judgment or claim against any of the named individuals.

QuickLinks

CONTRIBUTION AGREEMENT by and between GMH Communities, LP, a Delaware limited partnership, and Corporate Flight Services, Inc., GH 353 Associates, Inc., LVWD, Ltd. GMH Capital Partners Asset Services, LP, and Gary M. Holloway
Dated as of October 18, 2004
TABLE OF CONTENTS
CONTRIBUTION AGREEMENT
Schedule 1
Exhibit B
GMH COMMUNITIES, LP ACCREDITED INVESTOR QUESTIONNAIRE
Exhibit C
Exhibit D List of Indemnified Agreements Student Housing Campus Club (Gainesville, FL)
Exhibit E